Ex-99.906 CERT
Certification Pursuant to Section 906
of the Sarbanes Oxley Act
The undersigned hereby certifies, to the best of his knowledge, that:
1)	The Form N-CSR of Longleaf Partners Funds Trust (the “Issuer”) and its separate series for the period ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

By	/s/ O. Mason Hawkins	Date:	August 22, 2011

O. Mason Hawkins
Chairman and CEO, Southeastern Asset Management, Inc.
Functioning as principal executive officer under agreements with Longleaf Partners Funds Trust and its separate series
The undersigned hereby certifies, to the best of her knowledge, that:
1)	The Form N-CSR of Longleaf Partners Funds Trust (the “Issuer”) and its separate series for the period ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

By	/s/ Julie M. Bishop	Date:	August 22, 2011

Julie M. Bishop
Mutual Fund Chief Financial Officer, Southeastern Asset Management, Inc. Functioning as principal financial officer under agreements with Longleaf Partners Funds Trust and its separate series
This certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Report or as a separate disclosure document.
A signed original of this written statement has been provided to Longleaf Partners Funds Trust and will be retained by Longleaf Partners Funds Trust and furnished to the Securities and Exchange Commission or its staff upon request.